SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C.  20549

                               Form 8-K
            Current Report Pursuant to Section 13 or 15(d)
                   of The Securities Act of 1934

Date of Report (date of earliest event reported):  March 20, 1996

                     Mallon Resources Corporation
        (exact name of registrant as specified in its charter)

     Colorado               0-17267                   84-1095959
 (State or other          (Commission             (I.R.S. Employer
   jurisdiction            File Number)          Identification No.)
  of incorporation)

     999 18th Street, Suite 1700, Denver, Colorado          80202
       (address of principal executive offices)           (zip code)

Registrant's telephone number, including area code:  (303) 293-2333 not applicable
     (former name or former address, if changed since last report)

Item 5.  Other Events

On March 20, 1996, Mallon Oil Company ("MOC"), a wholly owned subsidiary of Mallon Resources Corporation (the "Company"), established a $35,000,000 Revolving Line of Credit with Bank One, Texas, with an initial borrowing base of $10.5 million. Funds drawn under the line are available for general corporate purposes, and the first $10.2 million drawn went to retire a credit line from Midland Bank, PLC, a unit of Hong Kong Shanghai Banking Corporation. In addition to the Revolving Line, in order to finance the continuation of MOC's development drilling program in southeast New Mexico, MOC and Bank One also put in place a $2,000,000 Advance Line of Credit.

The credit lines are collateralized by substantially all of MOC's oil and gas properties, and the Company has guaranteed MOC's performance thereunder.

All of the terms of the credit lines are set forth in the documents included as Exhibits to this Periodic Report on Form 8-K, which are hereby incorporated by reference as a part of this Report.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

10.58  Bank One -- Loan Agreement dated March 20, 1996
10.59  Bank One -- $35,000,000 Promissory Note dated March 20, 1996
10.60  Bank One -- $2,000,000 Advance Promissory Note dated March 20,
                       1996
10.61  Bank One -- Mortgage dated March 20, 1996
10.62  Bank One -- Guaranty dated March 20, 1996

                              Signatures

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Mallon Resources Corporation

March 20, 1996             /s/ Roy K. Ross
                         Roy K. Ross, Executive Vice President